Exhibit 21.1

BAKER HUGHES, a GE company
SIGNIFICANT SUBSIDIARIES
December 31, 2017

Subsidiary	Jurisdiction	Percentage Ownership
EHHC NewCo LLC	Delaware	100%
CFC Holdings LLC	Delaware	100%
Baker Hughes, a GE company, LLC	Delaware	Note (1) *
GE Oil & Gas International S.à r.l.	Luxembourg	100%
GE Oil & Gas Panafriana Holdings II B.V.	Netherlands	100%
GE Energy Europe B.V.	Netherlands	100%
Nuovo Pignone Holdings S.p.a.	Italy	Note (2)
Nuovo Pignone International S.r.l.	Italy	100%
Baker Hughes International Branches LLC	Delaware	100%
Western Atlas Holdings LLC	Delaware	100%
Baker Hughes EHHC LLC	Delaware	100%
US SCS Partner LLC	Delaware	100%
Baker Hughes International Partners Holdings SCS	Luxembourg	Note (3)
Baker Hughes International Financing S.à r.l.	Luxembourg	100%
Baker Hughes International Partners S.à r.l.	Luxembourg	100%
Baker Hughes International Holdings, S.à r.l.	Luxembourg	Note (4)
BJS Holdings 2 S.à r.l.	Luxembourg	100%
Baker Hughes Holdings 4 S.à r.l.	Luxembourg	100%
Baker Hughes Holdings II B.V.	Netherlands	100%
Baker Hughes Holdings 3 S.à r.l.	Luxembourg	100%
Baker Hughes Holdings 5 S.à r.l.	Luxembourg	100%
Baker Hughes International Coöperatief U.A.	Netherlands	100%
Baker Hughes Holdings I B.V.	Netherlands	100%
Baker Hughes Luxembourg Holdings S.C.A.	Luxembourg	Note (5)
BJ Services International S.à r.l.	Luxembourg	100%
Baker Hughes Nederland Holdings B.V.	Netherlands	100%
Baker Hughes International S.R.L.	Romania	100%

(1)	Baker Hughes, a GE company, LLC
	*EHHC NewCo LLC - the Managing Partner	33.86735%
	CFC Holdings	3.52291%
	Other subsidiaries of General Electric Company	62.60973%
(2)	Nuovo Pignone Holdings S.p.a.
	GE Energy Europe B.V.	64.9833%
	Other subsidiaries of Baker Hughes, a GE company, LLC	35.0000%
	Unrelated Foreign Entity	0.0167%
(3)	Baker Hughes International Partners Holdings SCS
	Baker Hughes, a GE company, LLC	99.0000%
	US SCS Partner LLC	1.0000%
(4)	Baker Hughes International Holdings S.à r.l.
	Baker Hughes International Partners S.à r.l.	99.9500%
	Other subsidiaries of Baker Hughes, a GE company, LLC	0.0500%
(5)	Baker Hughes Luxembourg Holdings S.C.A.
	Baker Hughes Holdings I B.V.	37.6972%

Other subsidiaries of Baker Hughes, a GE company, LLC	62.3008%